Exhibit 99.1

Mimecast Announces First Quarter 2022 Financial Results

Lexington, MA – August 3, 2021 (GLOBE NEWSWIRE) – Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced financial results for the first fiscal quarter ended June 30, 2021.

First Quarter 2022 Highlights

•	Achieved total revenue of $142.5 million, up 24% year-over-year on a GAAP basis and 15% in constant currency.
•	Solid execution of multi-product strategy drove average services per customer to 3.6 from 3.4 in the same quarter last year.
•	Increased average order value per customer to $14,000, up approximately 9% year-over-year in constant currency.
•	Achieved a net revenue retention rate of 105% driven by upsell of 113%, with strength across the Email Security 3.0 solution framework, including DMARC Analyzer, Awareness Training and CyberGraph™.
•	Generated $40.7 million in operating cash flow and $31.6 million in free cash flow, representing a 22.2% free cash flow margin.
•	Generated GAAP gross profit percentage of 76.5%, Non-GAAP gross profit percentage of 78.3%.
•	Delivered GAAP EPS of $0.15 per diluted share, Non-GAAP EPS of $0.32 per diluted share.

Peter Bauer, chief executive officer of Mimecast, said, “Our results this quarter underscore the strength of our multi-product platform and continued improvement in our business in our largest geographies. We delivered sequential improvement in our net revenue retention rate, driven by improving upsell and reduced downsell and churn rates. We believe the actions we have taken to strengthen our marketing team and build an integrated product organization will help us continue our sales momentum and accelerate product development to meet our customer’s evolving needs.”

First Quarter 2022 Financial and Operating Highlights

•

Revenue: Revenue for the first quarter of 2022 was $142.5 million, an increase of 24% compared to revenue of $115.2 million in the first quarter of 2021. Revenue on a constant currency basis increased 15% compared to the first quarter of 2021.

•	Customers: Added 600 net new customers in the first quarter of 2022, and now serve 40,600 organizations globally.
•	Net Revenue Retention Rate: Net revenue retention rate was 105% in the first quarter of 2022.
•	Gross Profit Percentage: Gross profit percentage was 76.5% in the first quarter of 2022, compared to 75.3% in the first quarter of 2021.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 78.3% in the first quarter of 2022, compared to 77.1% in the first quarter of 2021.
•

Net Income: Net income was $10.1 million, or $0.15 per diluted share, based on 66.9 million diluted shares outstanding in the first quarter of 2022, compared to net income of $3.1 million, or $0.05 per diluted share, based on 64.7 million diluted shares outstanding in the first quarter of 2021.

•

Non-GAAP Net Income: Non-GAAP net income was $21.7 million, or $0.32 per diluted share, based on 66.9 million diluted shares outstanding in the first quarter of 2022, compared to non-GAAP net income of $14.1 million (as recast) or $0.22 (as recast) per diluted share, based on 64.7 million diluted shares outstanding in the first quarter of 2021. See “Non-GAAP Financial Measures” for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021.

•	Adjusted EBITDA: Adjusted EBITDA was $38.6 million in the first quarter of 2022, representing an Adjusted EBITDA margin of 27.1%, up from 22.3% in the first quarter of 2021.
•	Operating Cash Flow: Operating cash flow was $40.7 million in the first quarter of 2022, compared to $29.3 million in the first quarter of 2021.
•

Free Cash Flow and Cash: Free cash flow was $31.6 million in the first quarter of 2022, compared to $18.5 million in the first quarter of 2021. Cash and cash equivalents as of June 30, 2021 were $338.4 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Financial Outlook

Mimecast is providing guidance for the second quarter and fiscal year 2022.  Our guidance is based on exchange rates as of July 26, 2021.

Second Quarter 2022 Guidance:

•	For the second quarter of 2022, revenue is expected to be in the range of $141.8 million to $143.3 million and constant currency revenue growth is expected to be in the range of 12% to 13%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $4.6 million compared to the rates in effect in the prior year.
•	Adjusted EBITDA for the second quarter is expected to be in the range of $39.8 million to $40.8 million.
•	Operating cash flow for the second quarter is expected to be in the range of $35.1 million to $36.1 million.
•	Free cash flow for the second quarter is expected to be in the range of $24.5 million to $25.5 million.

Fiscal Year 2022 Guidance:

•	For the full year 2022, revenue is expected to be in the range of $576.7 million to $583.4 million and constant currency revenue growth is expected to be in the range of 12% to 13%.
•	Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $16.2 million compared to the rates in effect in the prior year.
•	Full year 2022 Adjusted EBITDA is expected to be between $152.0 million and $154.0 million.
•	Operating cash flow for the full year 2022 is expected to be in the range of $164.5 to $166.5 million.
•	Free cash flow for the full year 2022 is expected to be in the range of $126.8 million to $128.8 million.

GAAP net income is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the benefit from (provision for) income taxes and foreign exchange income (expense). Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income. The reconciliation between guided net cash provided by operating activities to guided free cash flow for the second quarter 2022 and fiscal year 2022 is provided in the financial tables included at the end of this press release.

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the Company’s recent security incident and the global COVID-19 pandemic, the future effect of the security incident and the pandemic on Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 8:00 am EDT (UTC-04:00) on August 3, 2021. To access the conference call, dial (844) 293-0173 for the U.S. and Canada and +1 (661) 378-9976 for international callers, conference ID# 8796134. The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada or +1 (404) 537-3406 for international callers, conference ID# 8796134.  An archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our performance as it measures how we are executing on our strategy exclusive of currency fluctuations, which are beyond our control. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the second quarter and full year 2022, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-

GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.  We use non-GAAP operating income as part of our overall assessment of our performance, to communicate with our board of directors concerning our financial performance, and for establishing incentive compensation metrics for executives and other senior employees.

Non-GAAP net income. We define non-GAAP net income as net income, adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments.

Starting April 1, 2021, we changed the calculation of our non-GAAP provision for income taxes by utilizing a long-term projected non-GAAP tax rate in accordance with the Securities and Exchange Commission’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations (C&DI 102.11). We are utilizing a long-term projected non-GAAP tax rate as it will provide a consistent evaluation of our non-GAAP tax position between interim reporting periods.

In our computation of the long-term projected non-GAAP tax rate, we exclude the tax effect of adjustments to non-GAAP net income, as defined above.

The long-term projected non-GAAP tax rate may be subject to change and considers factors such as our current operating structure, geographical earnings mix, existing tax positions in various jurisdictions, current company strategy, and rapidly evolving legislation in major jurisdictions in which we operate. This adoption has no impact on our GAAP consolidated financial statements. The reconciliation of net income to non-GAAP net income, including a recast for the prior three months ended June 30, 2020 as well as a comparison of the impact of the change for each quarterly period of fiscal 2021 and the year ended March 31, 2021 is provided in the financial statement tables included below in this press release.

We consider non-GAAP net income to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income, adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the benefit from (provision for) income taxes; and foreign exchange income (expense). We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.

Free cash flow. We believe free cash flow is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. We define free cash flow as net cash provided by operating activities minus purchases of property, equipment and capitalized software. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the Company’s recent security incident, including the scope and impact of the attack, the number and location of impacted customers, and the effectiveness of any current or future isolation and remediation efforts, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign exchange rates, the strength of the Company’s multi-product platform, the efforts to strengthen the Company’s marketing team, the integrated product organization, sales momentum, the acceleration of product development, management’s ability to execute, product innovation and expansion, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Financial Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the recent security incident, the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates, the current economic and societal unrest in South Africa, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,
	2021	2020
Revenue	$142,549	$115,176
Cost of revenue	33,549	28,469
Gross profit	109,000	86,707
Operating expenses
Research and development	31,486	22,802
Sales and marketing	48,262	44,043
General and administrative	17,923	17,168
Total operating expenses	97,671	84,013
Income from operations	11,329	2,694
Other income (expense)
Interest income	158	177
Interest expense	(536)	(883)
Foreign exchange (expense) income and other, net	(514)	1,763
Total other income (expense), net	(892)	1,057
Income before income taxes	10,437	3,751
Provision for income taxes	365	613
Net income	$10,072	$3,138

Net income per ordinary share
Basic	$0.15	$0.05
Diluted	$0.15	$0.05

Weighted-average number of ordinary shares outstanding
Basic	65,198	63,019
Diluted	66,934	64,676

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of June 30,	As of March 31,
	2021	2021
Assets
Current assets
Cash and cash equivalents	$338,433	$292,949
Accounts receivable, net	101,217	114,280
Deferred contract costs, net	16,952	16,165
Prepaid expenses and other current assets	21,778	20,031
Total current assets	478,380	443,425

Property and equipment, net	92,858	92,891
Operating lease right-of-use assets	122,739	128,063
Intangible assets, net	41,447	43,193
Goodwill	176,908	173,952
Deferred contract costs, net of current portion	50,853	50,086
Other assets	2,601	3,097
Total assets	$965,786	$934,707

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$12,576	$10,487
Accrued expenses and other current liabilities	48,843	54,676
Deferred revenue	232,645	237,749
Current portion of finance lease obligations	50	323
Current portion of operating lease liabilities	33,237	33,447
Current portion of long-term debt	9,722	9,090
Total current liabilities	337,073	345,772

Deferred revenue, net of current portion	12,595	12,936
Operating lease liabilities	107,669	112,316
Long-term debt	92,238	94,671
Other non-current liabilities	7,527	8,143
Total liabilities	557,102	573,838

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 65,661,585 and 64,562,222 shares issued and outstanding as of June 30, 2021 and March 31, 2021, respectively	788	775
Additional paid-in capital	440,801	408,249
Accumulated deficit	(43,843)	(53,915)
Accumulated other comprehensive income	10,938	5,760
Total shareholders' equity	408,684	360,869
Total liabilities and shareholders' equity	$965,786	$934,707

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended June 30,
	2021	2020
Operating activities
Net income	$10,072	$3,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,876	8,852
Share-based compensation expense	17,388	13,653
Amortization of deferred contract costs	4,161	2,869
Amortization of debt issuance costs	111	114
Amortization of operating lease right-of-use assets	8,330	7,111
Deferred income tax expense (benefit)	117	(178)
Unrealized currency losses (gains) on foreign denominated transactions	83	(2,733)
Changes in assets and liabilities:
Accounts receivable	13,935	12,405
Prepaid expenses and other current assets	(1,218)	(497)
Deferred contract costs	(5,403)	(5,203)
Other assets	405	217
Accounts payable	4,368	(2,037)
Deferred revenue	(6,599)	(5,645)
Operating lease liabilities	(8,045)	(8,221)
Accrued expenses and other liabilities	(6,881)	5,460
Net cash provided by operating activities	40,700	29,305
Investing activities
Purchases of property, equipment and capitalized software	(9,095)	(10,771)
Net cash used in investing activities	(9,095)	(10,771)
Financing activities
Proceeds from issuance of ordinary shares	21,926	8,135
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(7,172)	(2,575)
Payments on debt	(1,875)	(1,250)
Payments on finance lease obligations	(273)	(347)
Net cash provided by financing activities	12,606	3,963
Effect of foreign exchange rates on cash	1,273	2,086
Net increase in cash and cash equivalents	45,484	24,583

Cash and cash equivalents at beginning of period	292,949	173,958
Cash and cash equivalents at end of period	$338,433	$198,541

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended June 30,
	2021	2020
	(dollars in thousands)
Revenue constant currency growth rate (1)	15%	21%
Gross profit percentage	76%	75%
Free cash flow (1)	$31,605	$18,534
Adjusted EBITDA (1)	$38,593	$25,665

	As of June 30,
	2021	2020
Net revenue retention rate (2)	105%	106%
Total customers (3)	40,600	38,600

(1)

Adjusted EBITDA, free cash flow, and revenue constant currency growth rates are non-GAAP financial measures. For a reconciliation of Adjusted EBITDA, free cash flow and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliations of Non-GAAP Financial Measures” below.

(2)

We calculate our net revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer B.V. that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended June 30,
	2021	2020
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$142,549	$115,176
Revenue year-over-year growth rate, as reported	24%	16%
Estimated impact of foreign currency fluctuations	(9)%	5%
Revenue constant currency growth rate	15%	21%

Exchange rate for period
USD	1.000	1.000
ZAR	0.071	0.056
GBP	1.397	1.241
AUD	0.770	0.656

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended June 30,
	2021	2020
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$109,000	$86,707
GAAP gross profit percentage	76%	75%

Plus:
Share-based compensation expense	1,507	1,125
Amortization of acquired intangible assets	1,108	940
Non-GAAP gross profit	$111,615	$88,772
Non-GAAP gross profit percentage	78%	77%

	Three months ended June 30,
	2021	2020
GAAP research and development	$31,486	$22,802
Less:
Share-based compensation expense	6,462	3,884
Amortization of acquired intangible assets	—	—
Acquisition-related expenses (1)	—	—
Non-GAAP research and development	$25,024	$18,918

	Three months ended June 30,
	2021	2020
GAAP sales and marketing	$48,262	$44,043
Less:
Share-based compensation expense	5,084	4,437
Amortization of acquired intangible assets	36	27
Acquisition-related expenses (1)	—	—
Non-GAAP sales and marketing	$43,142	$39,579

	Three months ended June 30,
	2021	2020
GAAP general and administrative	$17,923	$17,168
Less:
Share-based compensation expense	4,335	4,207
Amortization of acquired intangible assets	—	—
Acquisition-related expenses (1)	—	365
Non-GAAP general and administrative	$13,588	$12,596

	Three months ended June 30,
	2021	2020
GAAP income from operations	$11,329	$2,694
Plus:
Share-based compensation expense	17,388	13,653
Amortization of acquired intangible assets	1,144	967
Acquisition-related expenses (1)	—	365
Non-GAAP income from operations	$29,861	$17,679

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended June 30,
	2021	2020 (as recast)
Reconciliation of Non-GAAP Net Income:
Net income	$10,072	$3,138
Share-based compensation expense	17,388	13,653
Amortization of acquired intangible assets	1,144	967
Acquisition-related expenses (1)	—	365
Income tax effect of Non-GAAP adjustments (2)	(6,877)	(4,071)
Non-GAAP net income	$21,727	$14,052
Non-GAAP net income per ordinary share - basic	$0.33	$0.22
Non-GAAP net income per ordinary share - diluted	$0.32	$0.22
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	65,198	63,019
Diluted	66,934	64,676

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

See Non-GAAP Financial Measures for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021. The income tax effect of non-GAAP adjustments for the three months ended June 30, 2021 and 2020 shown in the table above utilizes a long-term projected tax rate of 25%. Non-GAAP net income for the three months ended June 30, 2020 has been recast to reflect this change. The following table presents a condensed view of non-GAAP net income as reported and as recast for each quarterly period of fiscal 2021 and the year ended March 31, 2021 (in thousands, except per share amounts):

	Three months ended June 30,	Three months ended September 30,	Three months ended December 31,	Three months ended March 31,	Year ended March 31,
	2020	2020	2020	2021	2021
Condensed Non-GAAP Net Income:
Non-GAAP net income (as reported)	$14,154	$20,713	$21,543	$18,547	$74,957
Non-GAAP net income (as recast)	$14,052	$19,211	$20,142	$16,578	$69,983

Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	63,019	63,517	63,987	64,441	63,739
Diluted	64,676	65,581	66,023	66,277	65,631

Non-GAAP net income per ordinary share - basic (as reported)	$0.22	$0.33	$0.34	$0.29	$1.18
Non-GAAP net income per ordinary share - basic (as recast)	$0.22	$0.30	$0.31	$0.26	$1.10

Non-GAAP net income per ordinary share - diluted (as reported)	$0.22	$0.32	$0.33	$0.28	$1.14
Non-GAAP net income per ordinary share - diluted (as recast)	$0.22	$0.29	$0.31	$0.25	$1.07

The following table presents a reconciliation of Net income to Adjusted EBITDA (in thousands):

	Three months ended June 30,
	2021	2020
Reconciliation of Adjusted EBITDA:
Net income	$10,072	$3,138
Depreciation, amortization and disposals of long-lived assets	9,876	8,852
Interest expense, net	378	706
Provision for income taxes	365	613
Share-based compensation expense	17,388	13,653
Foreign exchange expense (income)	514	(1,662)
Acquisition-related expenses (1)	—	365
Adjusted EBITDA	$38,593	$25,665

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free cash flow (in thousands):

	Three months ended June 30,
	2021	2020
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$40,700	$29,305
Purchases of property, equipment and capitalized software	(9,095)	(10,771)
Free cash flow	$31,605	$18,534

Share-based compensation expense for the three months ended June 30, 2021 and 2020 (in thousands):

	Three months ended June 30,
	2021	2020
Cost of revenue	$1,507	$1,125
Research and development	6,462	3,884
Sales and marketing	5,084	4,437
General and administrative	4,335	4,207
Total share-based compensation expense	$17,388	$13,653

Amortization of acquired intangible assets for the three months ended June 30, 2021 and 2020 (in thousands):

	Three months ended June 30,
	2021	2020
Cost of revenue	$1,108	$940
Sales and marketing	36	27
Total amortization of acquired intangible assets	$1,144	$967

The following table presents a reconciliation of guided Net cash provided by operating activities to guided Free cash flow (in millions):

	Three months ending September 30,	Year ending March 31,
	2021	2022
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$ 35.1 - 36.1	$ 164.5 - 166.5
Purchases of property, equipment and capitalized software	(10.6)	(37.7)
Free cash flow	$ 24.5 - 25.5	$ 126.8 - 128.8

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